SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 2, 2010
Date of Report (date of earliest event reported)

BIO-STUFF

 (Exact name of registrant as specified in its charter)

Nevada	000-53778	Pending
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

601 Union Street Suite 4500
Seattle, WA 98101
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (360) 961-5339

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant

(a)
On November 12, 2010 Daniel Bland acquired control of Bio-Stuff (the “Company”) through the purchase of 7,100,000 shares of common stock from Jaoa Prata dos Santos for $35,000. Mr. bland now owns 80% of the outstanding shares of common stock of the Company. Mr. Bland used his personal funds for the purchase.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 2, 2010, the Board of Directors (the “Board”) of  the Company elected Daniel Bland a director of the Company and also as the Sole Officer of the Company. Mr. Bland has been President and a director of Dollardex Group Corp., a privately held company, since November 2007. Dollaredex sole business has been investing in Cellynx Group Corp. and developing an international marketing plan for Cellynx based products. Prior to that, he was President of Nextdigital which was involved in developing smart card solutions in personal identity products.

Also on November 2, 2010, Jaoa Prata dos Santos submitted his resignation from the Board and as Chief Executive Officer, effective as of 5:00 p.m. PDT.  His resignation from the Board and as Chief Executive Officer does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2010	BIO-STUFF
/s/ Daniel Bland
By:
Daniel Bland Sole Officer